Calculation of Filing Fee Tables
S-8
VISHAY INTERTECHNOLOGY INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.10 per share	Other	8,000,000	$ 36.71	$ 293,680,000.00	0.0001381	$ 40,557.21
Total Offering Amounts:						$ 293,680,000.00		$ 40,557.21
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 40,557.21
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable in respect of the securities identified in the above table for reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock. (2) Represents shares of the Registrant's Common Stock issuable under Amendment No. 1 to the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan (the "2023 Plan") that have not been previously registered. (3) Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 15, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources